                                                                                                                   Exhibit 23.1

CONSENT OF EXPERT

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-125362, No. 333-134296, No. 333-141321 and No. 333-147547) and Form S-8 (No. 333-142848) of PICO Holdings, Inc. (the “Company”) of the findings in our reports dated January 2008 and April 2008, with respect to the Mean Annual Recharge for the Tule Desert Hydrographic Basin, Lincoln County, Nevada appearing in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the caption “Tule Desert Groundwater Basin and Impairment of Water Assets” in the “Water Resource and Water Storage Operations” section of the Company's condensed consolidated financial statements for the quarter ended June 30, 2009 contained in the Company’s Quarterly Report on Form 10-Q. We hereby consent to all references to such reports in such Quarterly Report on Form 10-Q and we hereby consent to all references to such reports in each such Registration Statement, and further consent to Daniel B. Stephens and Associates, Inc. being named as an expert in each such Registration Statement and in each Prospectus to which any such Registration Statement relates.

Daniel B. Stephens and Associates, Inc.

By: /s/Daniel B. Stephens
Name: Daniel B. Stephens
Title: Chairman of Board of Directors

Albuquerque, NM
August 7, 2009